SPECIAL POWER OF ATTORNEY     Exhibit 24

 The undersigned, Chong-Hsiung Chen, does hereby constitute and appoint
RICHARD D. WHITE, of 5907 Twin Coves St. Dallas, Texas 75248, as his Attorney in

Fact to act for and in the name, place, and stead of Chong-Hsiung Chen, to make,

execute, and deliver any and all documents or instruments, and do and perform any and
all things and actions, which Chong-Hsiung Chen might have done if personally present, which may be necessary or advisable in connection with the following:
 To execute, deliver, and file all such documents and things, including, without limitation, reports and filings with the United States Securities and Exchange
Commission, Internal Revenue Service, and Nasdaq Stock Exchange, as may be
required
to be executed, delivered, and filed by Chong-Hsiung Chen in connection with the beneficial ownership by Chong-Hsiung Chen of securities of Diodes Incorporated.
 The undersigned further grants to the attorney in fact full authority to act in any
manner both proper and necessary to the exercise of the foregoing powers, including the
full power of substitution or revocation, and ratifies every act that he may lawfully do or
purport to do, or may have done or purported to have done, in connection with any of the
foregoing.

Executed on June 8, 2018

/s/Chong-Hsiung Chen